KCI Subsidiaries
                  (Updated March 26, 1997)

KINETIC CONCEPTS, INC., a Texas corporation
     (Tax ID #74-1891727)

Subsidiaries:

1.   KCI Therapeutic Services, Inc., a Delaware corporation
     (Tax ID #74-2152396)

2.   KCI New Technologies, Inc., a Delaware corporation
     (Tax ID #74-2615226)

3.   KCI Properties Limited, a Texas limited liability company
     (Tax ID #74-2621178)

4. KCI Real Property Limited, a Texas limited liability company, d/b/a Premier Properties (Tax ID #74-2644430)

5.   KCI Air, Inc., a Delaware corporation
     (Tax ID #74-2765302)

6.   Medical Retro Design, Inc., a Delaware corporation
     (Tax ID #74-2652711)

7.   KCI Clinical Systems, Inc., a Delaware corporation
     (Tax ID #74-2675416)

8.   KCI Holding Company, Inc., a Delaware corporation
     (Tax ID #74-2804102)

9.   Plexus Enterprises, Inc., a Delaware corporation
     (Tax ID #74-2814710)

10. The Kinetic Concepts Foundation, a Texas non-profit corporation (Tax ID#74-2822321)

11.  KCI International, Inc., a Delaware corporation
     (Tax ID #51-0307888)

     (a)  KCI Medical Canada, Inc., a Canadian corporation

     (b) KCI Medical Ltd., a United Kingdom corporation (formerly Mediscus International Limited), name change effective
          October 31, 1995

          NOTE:  All assets of KCI Medical United Kingdom
          Limited and Mediscus Products Limited are being transferred to KCI Medical Limited effective
          January 1, 1996.




          DORMANT UK COMPANIES:

          (i)    KCI Medical United Kingdom Limited
          (ii)   Mediscus Products Limited
          (iii)  Home-Care Medical Products Limited (formerly KCII
                 Medical Limited)

          NOTE: Home-Care Medical and KCII Medical swapped names in October, 1995. KCII Medical Limited was formerly Lingard Leasing.

     (c)  KCI Medical Holding GmbH (formerly KCI Handels GmbH)

          (i)  KCI Mediscus Produkte GmbH
          (ii) KCI Therapie Gerate mbH (formerly Verwalt)

     (d)  Equipement Medical KCI, S.A.R.L., a French corporation

     (e)  KCI Medical B.V., a Netherlands corporation

     (f)  KCI Mediscus AG, a Swiss corporation

     (g) KCI Mediscus Klinikausstattung Gesellschaft mbH with domicile in Vienna

     (h)  KCI Europe Holding B.V., a Netherlands corporation

     (i) KCI International-Virgin Islands, Inc., a Virgin Islands corporation

     (j) KCI Medica Espana, S.A., a Spanish corporation (partially incorporated)

     (k)  KCI Medical Australia PTY, Ltd., an Australian corporation

     (l)  KCI Medical S.r.l., an Italian corporation

     (m)  KCI Medical A/S, Denmark

     (n)  KCI Medical AB, Sweden